Amended and Restated Bylaws
of
Aflac Incorporated
(As of November 16, 2023)
ARTICLE I
OFFICES
Section 1. Registered Office. The registered office shall be in the State of Georgia, County of Muscogee.
Section 2. Other Offices. The Corporation may also have offices at such other places both within and without the State of Georgia as the Board of Directors may from time to time determine and the business of the Corporation may require or make desirable.
ARTICLE II
SHAREHOLDERS' MEETINGS
Section 1. Annual Meetings.
(a) The annual meeting of the shareholders of the Corporation shall be held at the principal office of the Corporation or at such other place, if any, in the United States as may be determined by the Board of Directors, on the first Monday in May of each calendar year (or on the next succeeding business day if said first Monday in May is a legal holiday in any year) or at such other time and date as shall be determined by the Board of Directors, for the purpose of electing directors and transacting such other business as may properly be brought before the meeting.
(b) No business may be transacted at an annual meeting of shareholders, other than business that is either (i) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors (or any duly authorized committee thereof), (ii) otherwise properly brought before the annual meeting by or at the direction of the Board of Directors (or any duly authorized committee thereof) or (iii) otherwise properly brought before the annual meeting by any shareholder of the Corporation (A) who is a shareholder of record on the date of the giving of the notice provided for in this Section 1 and on the record date for the determination of shareholders entitled to vote at such annual meeting and (B) who complies with the notice procedures set forth in this Section 1.
(c) In addition to any other applicable requirements, for business to be properly brought before an annual meeting by a shareholder, such shareholder must have given timely notice thereof in proper written form to the Secretary of the Corporation, which notice is not withdrawn by such shareholder at or prior to such annual meeting.
(d) To be timely, a shareholder's notice to the Secretary must be delivered to or mailed and received at the principal executive offices of the Corporation not less than ninety (90) days nor more than one hundred-twenty (120) days prior to the anniversary date of the immediately preceding annual meeting of shareholders; provided, however, that in the event that the annual meeting is called for a date that is not within twenty-five (25) days before or after such anniversary date, notice by the shareholder in order to be timely must be so received not later than the close of business on the tenth (10th) day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure of the date of the annual meeting was made, whichever first occurs. In no event shall any adjournment or postponement of an annual meeting, or the public announcement thereof, commence a new time period (or extend any time period) for the giving of a shareholders' notice as described above.
(e) To be in proper written form, a shareholder's notice to the Secretary must set forth (i) as to each matter such shareholder proposes to bring before the annual meeting, a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, and (ii) as to the shareholder giving the notice, the beneficial owners, if any, on whose behalf the nomination is being submitted and, if such shareholder or beneficial owner is an entity, as to each director, executive, managing member or control person of such entity (any such individual or control person, a "control person"), (A) the name and address of such person (including, if applicable, the name and address of such person as they appear on the Corporation's books), (B) (1) the class or series and number of shares of capital stock of the Corporation which are owned beneficially or of record by such person and any affiliates or associates of such person, (2) the name of each nominee holder of shares of capital stock of the Corporation owned beneficially but not of record by such person or any affiliates or associates of such person, and the number of such shares of capital stock of the Corporation held by each such nominee holder, (3) whether and the extent to which any option, warrant, forward contract, swap, contract of sale, or other derivative or similar instrument or agreement has been entered into by or on behalf of such person, or any affiliates or associates of such person, with respect to capital stock of the Corporation, and (4) whether and the extent to which any other transaction, agreement, arrangement or understanding (including any short position and any borrowing or lending of shares of capital stock of the Corporation) has been made by or on behalf of such person, or any affiliates or associates of such person, with respect to capital stock of the Corporation, the effect or intent of any of the foregoing being to mitigate loss to, or to manage risk or benefit of stock price changes for, such person, or any affiliates or associates of such person, or to increase or decrease the voting power or pecuniary or economic interest of such person, or any affiliates or associates of such person, with respect to stock of the Corporation, (C) a description of (1) all agreements, arrangements or understandings (whether written or oral) between such person, or any affiliates or associates of such person, and any other person or persons (including their names) in connection with or relating to the Corporation or the business proposed to be brought before the annual meeting and (2) any material interest of such person, or any affiliates or associates of such person, in the business proposed to be brought before the annual meeting, including any anticipated benefit therefrom to such person, or any affiliates or associates of such person, (D) a representation that the shareholder giving the notice (or a representative thereof) intends to appear at the annual meeting to bring the proposed business before the meeting and (E) any other information relating to such person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies with respect to the business proposed to be brought by such person before the annual meeting pursuant to Section 14 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations promulgated thereunder.
(f) No business shall be conducted at the annual meeting of shareholders except business brought before the annual meeting in accordance with the procedures set forth in this Section 1, provided, however, that, once business has been properly brought before the annual meeting in accordance with such procedures, nothing in this Section 1 shall be deemed to preclude discussion by any shareholder of any such business. If the Chairman of an annual meeting determines that business was not properly brought before the annual meeting in accordance with the foregoing procedures, the Chairman shall declare to the meeting that the business was not properly brought before the meeting and such business shall not be transacted.
(g) Nothing contained in this Section 1 shall be deemed to affect any rights of shareholders to request inclusion of proposals in the Corporation's proxy statement pursuant to Rule 14a-8 under the Exchange Act (or any successor provision of law).
Section 2. Special Meetings.
(a) General. Special meetings of the shareholders for any purpose or purposes may be called by, and only by, (i) the Board of Directors, (ii) the Chairman of the Board of Directors, (iii) the Chief Executive Officer or (iv) solely to the extent required by Section 2(b), the Secretary of the Corporation. Each special meeting shall be held on such date, and at such time and place, if any, either within or without the State of Georgia as may be stated in the notice of the meeting.
(b) Shareholder Requested Special Meetings.
(i) Special meetings of the shareholders (each a "Shareholder Requested Special Meeting") shall be called by the Secretary upon the written request of a shareholder (or a group of shareholders formed for the purpose of making such request) who or which has beneficial ownership of an aggregate of 25 percent (25%) or more of all the votes entitled to be cast on each issue to be considered at the

Shareholder Requested Special Meeting by the holders of issued and outstanding capital stock of the Corporation (the "Requisite Percent") as of the date of submission of the request.
(ii) A request for a Shareholder Requested Special Meeting must contain or be accompanied by the information and other documents set forth below and be signed by the beneficial owners of the Requisite Percent of the Corporation's capital stock (or their duly authorized agents) and be delivered to the Secretary at the principal office of the Corporation by registered mail, return receipt requested, or by electronic transmission.
Such request shall (A) set forth a statement of the specific purpose or purposes of the meeting and the matters proposed to be acted on at such special meeting, (B) bear the date of signature of each shareholder (or duly authorized agent) signing the request, (C) be accompanied by a notice setting forth the information, representations and agreements required by Section 1 of this Article II or Section 2 of Article III of these Bylaws, as applicable, together with the written consent of any proposed nominee to being named in the proxy statement as a nominee and to serving as a director if elected, (D) include evidence of the fact and duration of such shareholder's beneficial ownership of such stock consistent with that which is required under Regulation 14A under the Exchange Act, (D) set forth all information relating to each such shareholder that must be disclosed in solicitations of proxies for election of directors in an election contest (even if an election contest is not involved), or is otherwise required, in each case, pursuant to Regulation 14A under the Exchange Act, and (E) include an acknowledgment by each shareholder and any duly authorized agent that any disposition of shares of capital stock of the Corporation as to which such shareholder has beneficial ownership as of the date of delivery of the special meeting request and prior to the record date for the proposed meeting requested by such shareholder shall constitute a revocation of such request with respect to such shares. In addition, the shareholder and any duly authorized agent shall promptly provide any other information reasonably requested by the Corporation to allow it to satisfy its obligations under applicable law.
Any requesting shareholder may revoke a request for a special meeting at any time by a written or electronic revocation delivered to the Secretary at the principal executive offices of the Corporation. If, following such revocation at any time before the date of the Shareholder Requested Special Meeting, the remaining requests are from shareholders holding in the aggregate less than the Requisite Percent, the Board of Directors, in its discretion, may cancel the Shareholder Requested Special Meeting.
(iii) Notwithstanding the foregoing, the Secretary shall not be required to call a special meeting of shareholders if (A) the request for such special meeting does not comply with this Section 2(b), (B) the request relates to an item of business that is not a proper subject for action by the shareholders of the Corporation under applicable law, or (C) the request was made in a manner that involved a violation of Regulation 14A under the Exchange Act or other applicable law.
(iv) Any Shareholder Requested Special Meeting shall be held at such date, time and place, if any, within or without the state of Georgia as may be fixed by the Board of Directors; provided, however, that the date of any Shareholder Requested Special Meeting shall be not more than seventy (70) days after the record date for such meeting (the "Meeting Record Date"). In fixing a date and time for any Shareholder Requested Special Meeting, the Board of Directors may consider such factors as it deems relevant within the good faith exercise of business judgment, including, without limitation, the nature of the matters to be considered, the facts and circumstances surrounding any request for the special meeting and any plan of the Board of Directors to call an annual meeting or a special meeting.
(v) Business transacted at any Shareholder Requested Special Meeting shall be limited to the purpose(s) stated in the request; provided, however, that nothing herein shall prohibit the Corporation from submitting additional matters to a vote of the shareholders at any Shareholder Requested Special Meeting; provided such additional matters are set forth in the meeting notice delivered to shareholders in connection with such Shareholder Requested Special Meeting.

Section 3. Notice of Meetings. Notice of every meeting of shareholders, stating the place, if any, date and hour of the meeting, shall be given to each shareholder of record entitled to vote at such meeting not less than 10 nor more than 60 days before the date of the meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail with postage thereon prepaid addressed to the shareholder at his or her address as it appears on the Corporation’s record of shareholders. Attendance of a shareholder at a meeting of shareholders shall constitute a waiver of objection to: (a) lack of notice or defective notice of such meeting unless the shareholder at the beginning of the meeting, objects to holding the meeting or transacting business at the meeting, and (b) consideration of a particular matter at the meeting which is not within the purpose or purposes described in the meeting notice, unless the shareholder objects to considering the matter when it is presented. Notice need not be given to any shareholder who signs a waiver of notice, in person or by proxy, either before or after the meeting.
Section 4. Quorum. The holders of shares representing a majority of the votes entitled to be cast by the holders of all the issued and outstanding stock of the Corporation entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum for the transaction of business at all meetings of the shareholders except as otherwise provided by statute, by the Articles of Incorporation, or by these Bylaws. If a quorum is not present or represented at any meeting of the shareholders, the holders of shares representing a majority of the votes entitled to be cast by those present in person or represented by proxy may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified. If after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each shareholder of record entitled to vote at the meeting.
Section 5. Voting. When a quorum is present at any meeting, any question brought before such meeting shall be determined by a majority of the votes cast at the meeting of the holders of shares entitled to vote thereon, unless the question is one upon which by express provision of law, the Articles of Incorporation or these Bylaws, a different vote is required, in which case such express provision shall govern and control the decision of the question. For purposes of this Section, a majority of the votes cast means that the number of "for" votes cast exceeds the number of "against" votes cast. Each shareholder shall at every meeting of the shareholders be entitled to vote, as defined, in person or by proxy for each share of the capital stock having voting power registered in his or her name on the books of the Corporation, but no proxy shall be voted or acted upon after 11 months from its date, unless otherwise provided in the proxy.
Section 6. Consent of Shareholders. Any action required or permitted to be taken at any meeting of the shareholders may be taken without a meeting if all of the shareholders entitled to vote on the action consent thereto in writing, setting forth the action so taken, and signing and delivering such consent to the Secretary of the Corporation. Such consent shall have the same force and effect as a unanimous vote of shareholders.
Section 7. List of Shareholders. The Corporation shall keep at its registered office or principal place of business, or at the office of its transfer agent or registrar, a record of its shareholders, giving their names and addresses and the number, class and series, if any, of the shares held by each. The officer who has charge of the stock transfer books of the Corporation shall prepare and make, before every meeting of shareholders or any adjournment thereof, a complete list of the shareholders entitled to vote at the meeting or any adjournment thereof, arranged in alphabetical order, with the address of and the number and class and series, if any, of shares held by each. The list shall be produced and kept open at the time and place, if any, of the meeting and shall be subject to inspection by any shareholder during the whole time of the meeting for the purposes thereof. The said list may be the Corporation's regular record of shareholders if it is arranged in alphabetical order or contains an alphabetical index and otherwise conforms with the requirements specified by law.
Section 8. Place of Shareholders’ Meeting. For any meeting of shareholders as described in Article II, the Board of Directors, may, in its sole discretion, determine that any meeting of shareholders may be held solely or partially by means of remote communication in lieu of holding the meeting at a designated physical place, in any manner and to the fullest extent permitted by the laws of the State of Georgia. A shareholder participating in a meeting by this means is deemed to be present in person at the meeting.

ARTICLE III
DIRECTORS
Section 1. Powers. The property, affairs and business of the Corporation shall be managed and directed by its Board of Directors, which may exercise all powers of the Corporation and do all lawful acts and things which are not by law, by the Articles of Incorporation or by these Bylaws directed or required to be exercised or done by the shareholders.
Section 2. Number, Election and Term.
(a) The number of directors which shall constitute the whole Board shall be not less than three (3) or more than twenty-five (25). The specific number of directors within such range shall be fixed or changed from time to time by a majority of the Board of Directors then in office. A decrease in the number of directors shall not have the effect of shortening the term of any incumbent director.
Except as otherwise provided in these Bylaws, a nominee for director shall be elected if the votes cast for such nominee's election exceed the votes cast against such nominee's election; provided, however, that the directors shall be elected by a plurality of the votes cast at any meeting of shareholders for which (i) the Secretary of the Corporation receives a notice that a shareholder (or a group of shareholders) has nominated a person for election to the Board of Directors in compliance with the advance notice requirements for shareholder nominees for director set forth in this Section 2 or the proxy access requirements set forth in Section 12 of this Article III; and (ii) such nomination has not been withdrawn by such shareholder on or prior to the fourteenth day preceding the date the Corporation first mails its notice of meeting for such meeting to the shareholders.
Each director elected shall hold office until his or her successor is elected and qualified or until his or her earlier resignation, removal from office or death. Directors need not be residents of the State of Georgia or shareholders of the Corporation.
To be eligible to be a nominee for election or reelection as a director of the Corporation, a person must deliver (in accordance with the time periods prescribed for delivery of notice under this Section 2 or Section 12 of this Article III, as applicable) to the Secretary at the principal executive offices of the Corporation a written representation and agreement that such person (i) understands that, as a director of the Corporation, he or she will owe a fiduciary duty, under the Georgia Business Corporation Code, exclusively to the Corporation and all its shareholders, (ii) is not and will not become a party to (A) any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such person, if elected as a director of the Corporation, will act or vote on any issue or question (a "Voting Commitment") that has not been disclosed to the Corporation in such representation and agreement or (B) any Voting Commitment that could limit or interfere with such person's ability to comply, if elected as a director of the Corporation, with such person's fiduciary duties under applicable law, (iii) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director that has not been disclosed to the Corporation in such representation and agreement, (iv) would be in compliance, if elected as a director of the Corporation, and will comply with all the Corporation's corporate governance, conflict of interest, confidentiality and stock ownership and trading policies and guidelines, and any other Corporation policies and guidelines applicable to directors, as well as any applicable law, rule or regulation or listing requirement, and (v) will make such other acknowledgments, enter into such agreements and provide such information as the Board of Directors requires of all directors, including promptly submitting all completed and signed questionnaires required of the Corporation's directors.
(b) Only persons who are nominated in accordance with the following procedures or the procedures set forth in Section 12 of this Article III shall be eligible for election as directors of the Corporation. Nominations of persons for election to the Board of Directors pursuant to this Section 2 may be made at any annual meeting of shareholders, or at any special meeting of shareholders called for the purpose of electing directors, (i) by or at the direction of the Board of Directors (or any duly authorized committee thereof) or (ii) by any shareholder of the Corporation (A) who is a shareholder of record on the date of the giving of the notice provided for in this Section 2 and on the record date for the determination of shareholders entitled to vote at such meeting and (B) who complies with the notice procedures set forth in this Section 2.

(c) In addition to any other applicable requirements, for a nomination to be made by a shareholder pursuant to this Section 2, such shareholder must have given timely notice thereof in proper written form to the Secretary of the Corporation.
(d) To be timely, a shareholder's notice to the Secretary pursuant to this Section 2 must be delivered to or mailed and received at the principal executive offices of the Corporation (i) in the case of an annual meeting, not less than ninety (90) days nor more than one hundred-twenty (120) days prior to the anniversary date of the immediately preceding annual meeting of shareholders; provided, however, that in the event that the annual meeting is called for a date that is not within twenty-five (25) days before or after such anniversary date, notice by the shareholder in order to be timely must be so received not later than the close of business on the tenth (10th) day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure of the date of the annual meeting was made, whichever first occurs; and (ii) in the case of a special meeting of shareholders called for the purpose of electing directors, not later than the close of business on the tenth (10th) day following the day on which notice of the date of the special meeting was mailed or public disclosure of the date of the special meeting was made, whichever first occurs. In no event shall any adjournment or postponement of an annual meeting or a special meeting called for the purpose of electing directors, or the public announcement thereof, commence a new time period (or extend any time period) for the giving of a shareholders' notice of a nomination pursuant to this Section 2.
(e) To be in proper written form, a shareholder's notice to the Secretary pursuant to this Section 2 must set forth (i) as to each person whom the shareholder proposes to nominate for election as a director, (A) the name, age, business address and residence address of such person, (B) the principal occupation or employment of such person, (C) (1) the class or series and number of shares of capital stock of the Corporation which are owned beneficially or of record by such person and any affiliates or associates of such person, (2) the name of each nominee holder of shares of capital stock of the Corporation owned beneficially but not of record by such person or any affiliates or associates of such person, and the number of such shares of capital stock of the Corporation held by each such nominee holder, (3) whether and the extent to which any option, warrant, forward contract, swap, contract of sale, or other derivative or similar instrument or agreement has been entered into by or on behalf of such person, or any affiliates or associates of such person, with respect to capital stock of the Corporation, and (4) whether and the extent to which any other transaction, agreement, arrangement or understanding (including any short position and any borrowing or lending of shares of capital stock of the Corporation) has been made by or on behalf of such person, or any affiliates or associates of such person, with respect to capital stock of the Corporation, the effect or intent of any of the foregoing being to mitigate loss to, or to manage risk or benefit of stock price changes for, such person, or any affiliates or associates of such person, or to increase or decrease the voting power or pecuniary or economic interest of such person, or any affiliates or associates of such person, with respect to stock of the Corporation, (D) as an appendix, the written representation and agreement required by the last paragraph of Section 2(a) of this Article III, and (E) any other information relating to such person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder; and (ii) as to the shareholder giving the notice, the beneficial owners, if any, on whose behalf the nomination is being submitted and, if such shareholder or beneficial owner is an entity, as to each control person (as defined in Section 1(e) of Article II), (A) the name and address of such person (including, if applicable, the name and address of such person as they appear on the Corporation's books), (B) (1) the class or series and number of shares of capital stock of the Corporation which are owned beneficially or of record by such person and any affiliates or associates of such person, (2) the name of each nominee holder of shares of capital stock of the Corporation owned beneficially but not of record by such person or any affiliates or associates of such person, and the number of such shares of capital stock of the Corporation held by each such nominee holder, (3) whether and the extent to which any option, warrant, forward contract, swap, contract of sale, or other derivative or similar instrument or agreement has been entered into by or on behalf of such person, or any affiliates or associates of such person, with respect to capital stock of the Corporation, and (4) whether and the extent to which any other transaction, agreement, arrangement or understanding (including any short position and any borrowing or lending of shares of capital stock of the Corporation) has been made by or on behalf of such person, or any affiliates or associates of such person, with respect to capital stock of the Corporation, the effect or intent of any of the foregoing being to mitigate loss to, or to manage risk or benefit of stock price changes for, such person, or any affiliates or associates of such person, or to increase or decrease the voting power or pecuniary or economic interest of such person, or any affiliates or associates of such person, with respect to stock of the Corporation, (C) a description of (1) all agreements, arrangements or understandings (whether written or oral) between such person, or any affiliates or associates of such person, and each proposed nominee, or any affiliates or associates of such proposed nominee, (2) all agreements, arrangements or understandings (whether written or oral) between such person, or any affiliates or associates of such person, and any other person or persons (including their names) pursuant to which the nomination(s) are being made by such person, or otherwise relating to the Corporation or their ownership of capital stock of the Corporation, and (3) any material interest of such person, or any affiliates or associates of such person, in such nomination, including any anticipated benefit therefrom to such person, or any affiliates or associates of such person, (D) a representation that the shareholder giving the notice (or a representative thereof) intends to appear at the meeting to nominate the persons named in its notice and (E) any other information relating to such person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder. Such notice must be accompanied by a written consent of each proposed nominee to being named as a nominee and to serving as a director if elected. In addition to the information required pursuant to this Section 2(e) or any other provision of these Bylaws, the Corporation may require any proposed nominee to furnish any other information (i) that may reasonably be requested by the Corporation to determine whether the nominee would be independent under the rules and listing standards of the principal exchange upon which the Corporation's capital stock is listed or traded, any applicable rules of the Securities and Exchange Commission or any publicly disclosed standards used by the Board of Directors in determining and disclosing the independence of the Corporation's directors (collectively, the "Applicable Independence Standards"), (ii) that could be material to a reasonable shareholder's understanding of the independence, or lack thereof, of such nominee or (iii) that may reasonably be requested by the Corporation to determine the eligibility of such nominee to serve as a director of the Corporation.
(f) No person shall be eligible for election as a director of the Corporation unless nominated in accordance with the procedures set forth in this Section 2 or Section 12 of this Article III. If the Chairman of the meeting determines that a nomination made pursuant to this Section 2 was not made in accordance with the foregoing procedures, the Chairman shall declare to the meeting that the nomination was defective and such defective nomination shall be disregarded.
Section 3. Resignation. Any director who shall miss three or more regular meetings of the Board of Directors within any twelve month period, whether or not the meetings missed are consecutive, shall be deemed to have automatically resigned as a director, provided that the automatic resignation may be waived by resolution adopted by a majority vote of the remaining directors with the written consent of the resigned director, in which event said director shall remain on the Board.
Section 4. Vacancies. Vacancies on the Board of Directors, including vacancies resulting from any increase in the number of directors constituting the Board of Directors, but not including vacancies resulting from removal from office by the shareholders (except as provided in Section 9 of this Article III), may be filled by the shareholders, by the Board of Directors, or by the affirmative vote of a majority of the directors remaining in office, though less than a quorum, or by a sole remaining director, and a director so chosen shall hold office until the next annual election and until his or her successor is duly elected and qualified unless sooner displaced. If there are no directors in office, then vacancies shall be filled through election by the shareholders. Vacancies on any committee of the Board of Directors, including vacancies resulting from any increase in the number of directors constituting such committee, may be filled by the Board of Directors, or by the affirmative vote of a majority of the directors remaining in office, though less than a quorum, or by a sole remaining director, and a director so chosen shall hold office until his or her successor is duly appointed by the Board of Directors unless sooner displaced.
Section 5. Meetings and Notice. The Board of Directors of the Corporation and any committee thereof may hold meetings, both regular and special, either within or without the State of Georgia. Regular meetings of the Board of Directors or any committee thereof may be held without notice at such time and place, if any, as shall from time to time be determined by resolution of the Board or such committee, respectively. Special meetings of the Board may be called by the Chairman of the Board or Chief Executive Officer or by any two directors on one day's oral, telegraphic or written notice duly given or served on each director personally, or three days' notice deposited, first class postage prepaid, in the United Sates mail. Special meetings of any committee of the Board may be called by the chairman of such committee, if there be one, the Chief Executive Officer, or by any director serving on such committee, on one day's oral, telegraphic or written notice duly given or served on each member of such committee personally, or three days' notice deposited, first class postage prepaid, in the United Sates mail. Such notice shall state a reasonable time, date and place, if any, of meeting of the Board or the committee, but the purpose need not be stated therein. Notice need not be given to any director who signs a waiver of notice either before or after the meeting. Attendance of a director at a meeting shall constitute a waiver of notice of such meeting except when the director states, at the beginning of the meeting (or promptly upon his or her arrival), any such objection or objections to holding the meeting or the transaction of business at the meeting and does not subsequently vote for or assent to action taken at the meeting. To the fullest extent permitted by the laws of the State of Georgia, any or all directors may participate in a regular or special meeting by, or conduct the meeting through the use of, any means of communication by which all directors participating may simultaneously hear each other during the meeting. A director participating in a meeting by this means is deemed to be present in person at the meeting.
Section 6. Quorum. At all meetings of the Board or any committee thereof, a majority of directors in office or a majority of the directors constituting such committee, as the case may be, immediately before the meeting begins shall constitute a quorum for the transaction of business, and the act of a majority of the directors or committee members present at any meeting at which there is a quorum shall be the act of the Board or such committee, as applicable, except as may be otherwise specifically provided by law, by the Articles of Incorporation, by the rules and regulations of any securities exchange or quotation system on which the Corporation's securities are listed or quoted for trading, or by these Bylaws. If a quorum shall not be present at any meeting of the Board or any committee thereof, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.
Section 7. Consent of Directors. Unless otherwise restricted by the Articles of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all members of the Board or committee, as the case may be, consent thereto in writing, setting forth the action so taken, and the writing or writings are filed with the minutes of the proceedings of the Board or committee. Such consent shall have the same force and effect as a unanimous vote of the Board or committee.
Section 8. Committees. The Board of Directors may by resolution passed by a majority of the whole Board, designate from among its members one or more committees, each committee to consist of one or more directors. The Board may designate one or more directors as alternate members of any committee, who may replace any absent member at any meeting of such committee. Each member of a committee must meet the requirements for membership, if any, imposed by applicable law and the rules and regulations of any securities exchange or quotation system on which the securities of the Corporation are listed or quoted for trading. Any such committee, to the extent allowed by law and provided in the resolution establishing such committee, shall have and may exercise all of the authority of the Board of Directors in the management of the business and affairs of the Corporation, except that it shall have no authority with respect to (1) amending the Articles of Incorporation or these Bylaws; (2) adopting a plan of merger or consolidation; (3) the sale, lease, exchange or the disposition of all or substantially all the property and assets of the Corporation; and (4) a voluntary dissolution of the Corporation or a revocation thereof. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors. A majority of each committee may determine its action and may fix the time and places, if any, of its meetings, unless otherwise provided by the Board of Directors. Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors when required. Notwithstanding anything to the contrary contained in this Article III, the resolution of the Board of Directors establishing any committee of the Board and/or the charter of any such committee may establish requirements or procedures relating to the governance and/or operation of such committee that are different from, or in addition to, those set forth in these Bylaws and, to the extent that there is any inconsistency between these Bylaws and any such resolution or charter, the terms of such resolution or charter shall be controlling.
Section 9. Removal of Directors. At any shareholders' meeting with respect to which notice of such purpose has been given, any director may be removed from office, with or without cause, by the vote of the holders of a majority of the stock having voting power and entitled to vote for the election of directors, and his or her successor may be elected at the same or any subsequent meeting of shareholders, or by the Board as permitted by law. Any director serving on a committee of the Board of Directors may be removed from such committee at any time by the Board of Directors.

Section 10. Compensation of Directors. Directors shall be entitled to such reasonable compensation for their services as directors or members of any committee of the Board as shall be fixed from time to time by resolution adopted by the Board, and shall also be entitled to reimbursement for any reasonable expenses incurred in attending any meeting of the Board or any such committee.
Section 11. Executive Committee. The Executive Committee will consist of at least five directors, including those directors who are officers of the Corporation, and such number of other directors as the Board of Directors may from time to time determine. The Executive Committee shall have and may exercise, during the intervals between meetings of the Board of Directors, all of the powers of the Board of Directors which may be lawfully delegated. Meetings of the Executive Committee shall be held at such times and places, if any, to be determined by the Chairman of the Executive Committee. At all meetings of the Executive Committee, a majority of the members thereof shall constitute a quorum. The Executive Committee may make rules for the conduct of its business and may appoint such committees and assistants as it may deem necessary. The Chairman of the Board (or another member of the Executive Committee chosen by him or her) shall be the Chairman of the Executive Committee. During the intervals between meetings of the Executive Committee, the Chairman of the Board shall possess and may exercise such of the powers vested in the Executive Committee as from time to time may be lawfully conferred upon him or her by resolution of the Board of Directors or the Executive Committee.
Section 12. Proxy Access for Director Nominations.
(a) Whenever the Board of Directors solicits proxies with respect to the election of directors at an annual meeting of shareholders, subject to the provisions of this Section 12, the Corporation shall include in its proxy statement for such annual meeting, in addition to any persons nominated for election by or at the direction of the Board of Directors (or any duly authorized committee thereof), the name, together with the Required Information (as defined below), of any person nominated for election (a “Shareholder Nominee”) to the Board of Directors by an Eligible Shareholder (as defined in Section 12(e)) that expressly elects at the time of providing the notice required by this Section 12 (the "Nomination Notice") to have its nominee included in the Corporation’s proxy materials pursuant to this Section 12. For purposes of this Section 12, the “Required Information” that the Corporation will include in its proxy statement is (i) the information provided to the Secretary of the Corporation concerning the Shareholder Nominee and the Eligible Shareholder that is required to be disclosed in the Corporation’s proxy statement by the regulations promulgated under the Exchange Act; and (ii) if the Eligible Shareholder so elects, a Statement (as defined in Section 12(g)). Subject to the provisions of this Section 12, the name of any Shareholder Nominee included in the Corporation's proxy statement for an annual meeting of shareholders shall also be set forth on the form of proxy distributed by the Corporation in connection with such annual meeting.
(b) In addition to any other applicable requirements, for a nomination to be made by an Eligible Shareholder pursuant to this Section 12, the Eligible Shareholder must have given timely notice thereof in proper written form to the Secretary of the Corporation. To be timely, an Eligible Shareholder's Nomination Notice must be delivered to or mailed and received by the Secretary at the principal executive offices of the Corporation not less than one hundred-twenty (120) days nor more than one hundred-fifty (150) days prior to the anniversary of the date that the Corporation first distributed its proxy statement to shareholders for the immediately preceding annual meeting of shareholders. In no event shall any adjournment or postponement of an annual meeting, or the public announcement thereof, commence a new time period (or extend any time period) for the giving of a Nomination Notice pursuant to this Section 12.

(c) The number of Shareholder Nominees (including Shareholder Nominees that were submitted by an Eligible Shareholder for inclusion in the Corporation’s proxy materials pursuant to this Section 12 but either are subsequently withdrawn or that the Board of Directors decides to nominate as Board of Director nominees) appearing in the Corporation’s proxy materials with respect to an annual meeting of shareholders shall not exceed twenty percent (20%) of the number of directors in office as of the last day on which a Nomination Notice may be delivered pursuant to this Section 12 (the "Final Proxy Access Nomination Date"), or if such amount is not a whole number, the closest whole number below twenty percent (20%) (such number, as it may be adjusted pursuant to this Section 12(c)), the "Permitted Number"). In the event that one or more vacancies for any reason occurs on the Board of Directors after the Final Proxy Access Nomination Date but before the date of the annual meeting and the Board of Directors resolves to reduce the size of the Board of Directors in connection therewith, the Permitted Number shall be calculated based on the number of directors in office as so reduced. In addition, the Permitted Number shall be reduced by (i) the number of individuals who will be included in the Corporation's proxy materials as nominees recommended by the Board of Directors pursuant to an agreement, arrangement or other understanding with a shareholder or group of shareholders (other than any such agreement, arrangement or understanding entered into in connection with an acquisition of stock from the Corporation by such shareholder or group of shareholders) and (ii) the number of directors in office as of the Final Proxy Access Nomination Date who were included in the Corporation's proxy materials as Shareholder Nominees (including any persons submitted by an Eligible Shareholder for inclusion in the Corporation’s proxy materials pursuant to this Section 12 that the Board of Directors nominated as Board of Director nominees) for any of the two preceding annual meetings of shareholders and whom the Board of Directors decides to nominate for re-election to the Board of Directors. Any Eligible Shareholder submitting more than one Shareholder Nominee for inclusion in the Corporation's proxy materials pursuant to this Section 12 shall rank such Shareholder Nominees based on the order in which the Eligible Shareholder desires such Shareholder Nominees to be selected for inclusion in the Corporation's proxy materials in the event that the total number of Shareholder Nominees submitted by Eligible Shareholders pursuant to this Section 12 exceeds the Permitted Number. In the event that the number of Shareholder Nominees submitted by Eligible Shareholders pursuant to this Section 12 exceeds the Permitted Number, the highest ranking Shareholder Nominee who meets the requirements of this Section 12 from each Eligible Shareholder will be selected for inclusion in the Corporation's proxy materials until the Permitted Number is reached, going in order of the amount (largest to smallest) of shares of the capital stock of the Corporation each Eligible Shareholder disclosed as owned in its respective Nomination Notice submitted to the Corporation. If the Permitted Number is not reached after the highest ranking Shareholder Nominee who meets the requirements of this Section 12 from each Eligible Shareholder has been selected, then the next highest ranking Shareholder Nominee who meets the requirements of this Section 12 from each Eligible Shareholder will be selected for inclusion in the Corporation's proxy materials, and this process will continue as many times as necessary, following the same order each time, until the Permitted Number is reached.
(d) For purposes of this Section 12, a shareholder shall be deemed to “own” only those outstanding shares of the capital stock of the Corporation as to which the shareholder possesses both (i) the full voting and investment rights pertaining to the shares and (ii) the full economic interest in (including the opportunity for profit and risk of loss on) such shares; provided that the number of shares calculated in accordance with clauses (i) and (ii) shall not include any shares (x) sold by such shareholder or any of its affiliates in any transaction that has not been settled or closed, (y) borrowed by such shareholder or any of its affiliates for any purposes or purchased by such shareholder or any of its affiliates pursuant to an agreement to resell or (z) subject to any option, warrant, forward contract, swap, contract of sale, or other derivative or similar instrument or agreement entered into by such shareholder or any of its affiliates, whether any such instrument or agreement is to be settled with shares or with cash based on the notional amount or value of shares of outstanding capital stock of the Corporation, in any such case which instrument or agreement has, or is intended to have, the purpose or effect of (1) reducing in any manner, to any extent or at any time in the future, such shareholder’s or its affiliates’ full right to vote or direct the voting of any such shares, and/or (2) hedging, offsetting or altering to any degree gain or loss arising from the full economic ownership of such shares by such shareholder or affiliate. For purposes of this Section 12, a shareholder shall “own” shares held in the name of a nominee or other intermediary so long as the shareholder retains the right to instruct how the shares are voted with respect to the election of directors and possesses the full economic interest in the shares. A shareholder’s ownership of shares shall be deemed to continue during any period in which (i) the shareholder has loaned such shares, provided that the shareholder has the power to recall such loaned shares on three (3) business days’ notice and includes with the Nomination Notice an agreement that it (A) will promptly recall such loaned shares upon being notified that any of its Shareholder Nominees will be included in the Corporation's proxy materials and (B) will continue to hold such recalled shares through the date of the annual meeting; or (ii) the shareholder has delegated any voting power by means of a proxy, power of attorney or other instrument or arrangement that is revocable at any time by the shareholder. The terms “owned,” “owning” and other variations of the word “own” shall have correlative meanings. Whether outstanding shares of the capital stock of the Corporation are “owned” for these purposes shall be determined by the Board of Directors (or any duly authorized committee thereof), which determination shall be conclusive and binding on the Corporation and its shareholders.

(e) An "Eligible Shareholder" is a shareholder or a group of no more than twenty (20) shareholders (counting as one shareholder, for this purpose, any two or more funds that are part of the same Qualifying Fund Group (as defined below)) that (i) has owned (as defined above) continuously for at least three (3) years at least that number of shares of the outstanding capital stock of the Corporation as shall constitute three percent (3%) of the votes entitled to be cast on the election of directors (the “Required Shares”) as of the date the Nomination Notice is delivered to or mailed and received by the Secretary of the Corporation in accordance with this Section 12 and (ii) satisfies all other requirements of this Section 12. A "Qualifying Fund Group" is any two or more funds that (i) are under common management and investment control, (ii) are under common management and funded primarily by the same employer or (iii) constitute a "group of investment companies" as such term is defined in Section 12(d)(1)(G)(ii) of the Investment Company Act of 1940, as amended. Whenever the Eligible Shareholder consists of a group of shareholders (including one or more Qualifying Fund Groups), (i) each provision in this Section 12 that requires the Eligible Shareholder to provide any written statements, representations, agreements, undertakings or other instruments or to meet any other conditions shall be deemed to require each shareholder (including each individual fund within a Qualifying Fund Group) that is a member of such group to provide such statements, representations, undertakings, agreements or other instruments and to meet such other conditions (except that the members of such group may aggregate their shareholdings in order to meet the three percent (3%) ownership requirement of the "Required Shares" definition above) and (ii) a breach of any obligation, agreement or representation under this Section 12 by any member of such group shall be deemed a breach by the Eligible Shareholder. For the avoidance of doubt, if a group of shareholders aggregates ownership of shares in order to meet the requirements under this Section 12, all shares held by each shareholder (including each individual fund within a Qualifying Fund Group) constituting their contribution to the foregoing three percent (3%) threshold must be held by that shareholder continuously for at least three (3) years, and evidence of such continuous ownership shall be provided as specified in Section 12(f). No shareholder may be a member of more than one group of shareholders constituting an Eligible Shareholder under this Section 12.
(f) To be in proper written form, the Nomination Notice must include or be accompanied by the following:
(i) a written statement by the Eligible Shareholder certifying as to the number of shares it owns and has owned continuously for the requisite three (3)-year holding period, and the Eligible Shareholder's agreement to provide, (A) within five (5) business days following the later of the record date for the annual meeting and the date notice of the record date is first publicly disclosed, a written statement by the Eligible Shareholder certifying as to the number of shares it owns and has owned continuously through the record date and (B) immediate notice if the Eligible Shareholder ceases to own any of the Required Shares prior to the date of the annual meeting;
(ii) one or more written statements from the record holder of the Required Shares (and from each intermediary through which the Required Shares are or have been held during the requisite three (3)-year holding period) verifying that, as of a date within seven (7) calendar days prior to the date the Nomination Notice is delivered to or mailed and received by the Secretary of the Corporation, the Eligible Shareholder owns, and has owned continuously for the preceding three (3) years, the Required Shares, and the Eligible Shareholder’s agreement to provide, within five (5) business days following the later of the record date for the annual meeting and the date notice of the record date is first publicly disclosed, written statements from the record holder and such intermediaries verifying the Eligible Shareholder’s continuous ownership of the Required Shares through the record date;
(iii) the written consent of each Shareholder Nominee to being named in the proxy statement as a nominee and to serving as a director if elected, together with the information, representations and agreements that would be required to be set forth in a shareholder’s notice of a nomination pursuant to Section 2 of this Article III;
(iv) a copy of the Schedule 14N that has been filed or is concurrently being filed with the Securities and Exchange Commission as required by Rule 14a-18 under the Exchange Act, as such rule may be amended;

(v) a representation that the Eligible Shareholder (A) acquired the Required Shares in the ordinary course of business and not with the intent to change or influence control at the Corporation, and does not presently have such intent, (B) has not nominated and will not nominate for election to the Board of Directors at the annual meeting any person other than the Shareholder Nominee(s) being nominated pursuant to this Section 12, (C) has not engaged and will not engage in, and has not and will not be a “participant” in another person’s, “solicitation” within the meaning of Rule 14a-1(l) under the Exchange Act in support of the election of any individual as a director at the annual meeting other than its Shareholder Nominee(s) or a nominee of the Board of Directors, (D) will not distribute to any shareholder any form of proxy for the annual meeting other than the form distributed by the Corporation, and (E) has provided and will provide facts, statements and other information in all communications with the Corporation and its shareholders that are or will be true and correct in all material respects and do not and will not omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading;
(vi) a representation as to the Eligible Shareholder's intentions with respect to continuing to own the Required Shares for at least one year following the annual meeting;
(vii) an undertaking that the Eligible Shareholder agrees to (A) own the Required Shares through the date of the annual meeting, (B) assume all liability stemming from any legal or regulatory violation arising out of the Eligible Shareholder’s communications with the shareholders of the Corporation or out of the information that the Eligible Shareholder provided to the Corporation, (C) indemnify and hold harmless the Corporation and each of its directors, officers and employees individually against any liability, loss or damages in connection with any threatened or pending action, suit or proceeding, whether legal, administrative or investigative, against the Corporation or any of its directors, officers or employees arising out of any nomination pursuant to this Section 12, (D) comply with all laws and regulations applicable to any solicitation in connection with the annual meeting, and (E) file with the Securities and Exchange Commission any solicitation or other communication with the Corporation’s shareholders relating to the meeting at which its Shareholder Nominee(s) will be nominated, regardless of whether any such filing is required under Regulation 14A of the Exchange Act or whether any exemption from filing is available for such solicitation or other communication under Regulation 14A of the Exchange Act;
(viii) in the case of a nomination by an Eligible Shareholder consisting of a group of shareholders (including one or more Qualifying Funds Groups), the designation by all group members of one member of the group that is authorized to receive communications, notices and inquiries from the Corporation and to act on behalf of all members of the group with respect to all matters relating to the nomination under this Section 12 (including withdrawal of the nomination); and
(ix) in the case of a nomination by an Eligible Shareholder in which two or more funds that are part of the same Qualifying Fund Group are counted as one shareholder for purposes of qualifying as an Eligible Shareholder, documentation reasonably satisfactory to the Corporation that demonstrates that the funds are part of the same Qualifying Fund Group.
(g) The Eligible Shareholder may provide to the Secretary of the Corporation, at the time the Nomination Notice is provided, a written statement for inclusion in the Corporation’s proxy statement for the annual meeting, not to exceed five hundred (500) words, in support of its Shareholder Nominee(s)' candidacy (the “Statement”). Only one Statement may be submitted by an Eligible Shareholder (including any group of shareholders together constituting an Eligible Shareholder) in support of its Shareholder Nominee(s). Notwithstanding anything to the contrary contained in this Section 12, the Corporation may omit from its proxy materials any information or Statement (or portion thereof) that it, in good faith, believes would violate any applicable law, rule or regulation.
(h) In addition to the information required pursuant to Section 12(f), Section 12(h) or any other provision of these Bylaws, (i) the Corporation may require any proposed Shareholder Nominee to furnish any other information (A) that may reasonably be requested by the Corporation to determine whether the Shareholder

Nominee would be independent under the Applicable Independence Standards, (B) that could be material to a reasonable shareholder's understanding of the independence, or lack thereof, of such Shareholder Nominee or (C) that may reasonably be requested by the Corporation to determine the eligibility of such Shareholder Nominee to be included in the Corporation's proxy materials pursuant to this Section 12 or to serve as a director of the Corporation, and (ii) the Corporation may require the Eligible Shareholder to furnish any other information that may reasonably be requested by the Corporation to verify the Eligible Shareholder's continuous ownership of the Required Shares for the requisite three (3)-year holding period.
(i) In the event that any information or communications provided by an Eligible Shareholder or a Shareholder Nominee to the Corporation or its shareholders ceases to be true and correct in all material respects or omits to state a material fact necessary to make the statements made, in light of the circumstances under which they were made, not misleading, such Eligible Shareholder or Shareholder Nominee, as the case may be, shall promptly notify the Secretary of the Corporation of any defect in such previously provided information and of the information that is required to correct any such defect.
(j) Any Shareholder Nominee who is included in the Corporation’s proxy materials for a particular annual meeting of shareholders but either (i) withdraws from or becomes ineligible or unavailable for election at the annual meeting, or (ii) does not receive at least twenty-five percent (25%) of the votes cast “for” the Shareholder Nominee’s election, will be ineligible to be a Shareholder Nominee pursuant to this Section 12 for the next two (2) annual meetings. For the avoidance of doubt, the immediately preceding sentence shall not prevent any shareholder from nominating any person to the Board of Directors pursuant to and in accordance with Section 2 of this Article III.
(k) The Corporation shall not be required to include, pursuant to this Section 12, any Shareholder Nominee in its proxy materials (i) for any meeting of shareholders for which the Secretary of Corporation receives a notice that a shareholder has nominated a person for election to the Board of Directors pursuant to the advance notice requirements for shareholder nominees for director set forth in Section 2 of this Article III, (ii) if the Eligible Shareholder who has nominated such Shareholder Nominee has engaged in or is currently engaged in, or has been or is a “participant” in another person’s, “solicitation” within the meaning of Rule 14a-1(l) under the Exchange Act in support of the election of any individual as a director at the meeting other than its Shareholder Nominee(s) or a nominee of the Board of Directors, (iii) who is not independent under the Applicable Independence Standards, (iv) whose election as a member of the Board of Directors would cause the Corporation to be in violation of these Bylaws, the Articles of Incorporation, the rules and listing standards of the principal exchange upon which the Corporation’s capital stock is listed or traded, or any applicable law, rule or regulation, (v) who is or has been, within the past three years, an officer or director of a competitor, as defined in Section 8 of the Clayton Antitrust Act of 1914, (vi) who is a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses) or has been convicted in such a criminal proceeding within the past ten (10) years, (vii) who is subject to any order of the type specified in Rule 506(d) of Regulation D promulgated under the Securities Act of 1933, as amended, (viii) if such Shareholder Nominee or the applicable Eligible Shareholder shall have provided any information to the Corporation or its shareholders in respect of the nomination that was untrue in any material respect or omitted to state a material fact necessary in order to make the statement made, in light of the circumstances under which it was made, not misleading, or (ix) if such Shareholder Nominee or the applicable Eligible Shareholder otherwise contravenes any of the agreements or representations made by such Eligible Shareholder or Shareholder Nominee or fails to comply with its obligations pursuant to this Section 12.
(l) Notwithstanding anything to the contrary set forth herein, if (i) a Shareholder Nominee and/or the applicable Eligible Shareholder breaches or fails to comply with any of its or their obligations, agreements or representations under this Section 12 or (ii) a Shareholder Nominee otherwise becomes ineligible for inclusion in the Corporation's proxy materials pursuant to this Section 12 or dies, becomes disabled or otherwise becomes ineligible or unavailable for election at the annual meeting, in each case as determined by the Board of Directors (or any duly authorized committee thereof) or the Chairman of the annual meeting, (x) the Corporation may omit or, to the extent feasible, remove the information concerning such Shareholder Nominee and the related Supporting Statement from its proxy materials and/or otherwise communicate to its shareholders that such Shareholder Nominee will not be eligible for election at the annual meeting, (y) the Corporation shall not be required to include in its proxy materials any successor or replacement nominee proposed by the applicable Eligible Shareholder or any other Eligible Shareholder and (z) the Board of Directors (or any duly authorized committee thereof) or the Chairman of the annual meeting shall declare such nomination to be invalid and such nomination shall be disregarded notwithstanding that proxies in respect of such vote may have been received by the Corporation. In addition, if the Eligible Shareholder (or a representative thereof) does not appear at the annual meeting to present any nomination pursuant to this Section 12, such nomination shall be declared invalid and disregarded as provided in clause (z) above.
(m) This Section 12 provides the exclusive method for a shareholder to include nominees for election to the Board of Directors in the Corporation's proxy materials.
ARTICLE IV
OFFICERS
Section 1. Name and Number. The officers of the Corporation, who shall be chosen by the Board of Directors are as follows: Chief Executive Officer, Deputy Chief Executive Officer, Chairman of the Board of Directors, Vice Chairman of the Board of Directors, President, Executive Vice President, Secretary, Assistant Secretary, Treasurer, and Assistant Treasurer. The Board of Directors may appoint additional specially designated vice presidents, assistant secretaries and assistant treasurers. Any number of offices, except the offices of President and Secretary, may be held by the same person. The Board of Directors may appoint such other officers and agents as it shall deem necessary who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board. The Board may, in its discretion, leave any of the above offices vacant for any length of time. The Chief Executive Officer of the Corporation may appoint additional officers or assistant officers as he or she shall deem necessary who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board or, in absence of such determination, by the Chief Executive Officer.
Section 2. Compensation. The salaries of all officers set forth in Section 1 of this Article IV shall be fixed by the Board of Directors or a committee or officer appointed by the Board.
Section 3. Term of Office. Unless otherwise provided by resolution of the Board of Directors, the principal officers shall serve until their successors shall have been chosen and qualified, or until their death, resignation or removal as provided by these Bylaws.
Section 4. Removal. Any officer may be removed from office at any time, with or without cause, by the Board of Directors.
Section 5. Vacancies. Any vacancy in an office resulting from any cause may be filled by the Board of Directors.
Section 6. Powers and Duties. Except as hereinafter provided, the officers of the Corporation shall each have such powers and duties as generally pertain to their respective offices, as well as such powers and duties as from time to time may be conferred by the Board of Directors to the extent consistent with these Bylaws.
(a) Chief Executive Officer. The Chief Executive Officer shall keep the Board of Directors fully informed, and shall make a statement of the affairs of the Corporation at the annual meeting of the shareholders. He or she shall have the general superintendence and direction of all the other officers of the Corporation and of the agents, independent contractors and employees thereof and to see that their respective duties are properly performed. He or she shall, for and on behalf of the Corporation, exercise the voting powers of all stock of other companies owned by the Corporation. He or she may sign and execute all authorized bonds, notes, drafts, checks, acceptances or other obligations, reinsurance contracts and other contracts in the name of the Corporation. He or she shall operate and conduct the business and affairs of the corporation according to the orders and resolutions of the Board of Directors, and according to his or her own discretion whenever and wherever such discretion is not expressly limited by such orders and resolutions. He or she shall have the power to sue and be sued, complain and defend, in all courts, and to participate and bind the Corporation in any judicial, administrative, arbitrative, settlement or other action, litigation or proceeding. All officers may be removed with or without cause at any time by the Chief Executive Officer whenever the Chief Executive

Officer, in his or her absolute discretion, shall consider that the best interests of the Corporation will be served thereby.
(b) Deputy Chief Executive Officer. In the absence of the Chief Executive Officer, or in the event of his or her temporary disability or inability to act, or in the event the Chief Executive Officer expressly so directs, the Deputy Chief Executive Officer shall perform the duties of Chief Executive Officer, and when so acting shall have all the powers of and be subject to all the restrictions upon the Chief Executive Officer. Upon the death, permanent disability, or resignation of the Chief Executive Officer, the Deputy Chief Executive Officer shall become Chief Executive Officer and shall succeed to such duties and powers subject to such restrictions. In the event the office of Vice Chairman shall become vacant for any reason, the Deputy Chief Executive Officer shall, in addition to his or her then current duties, become Vice Chairman and shall succeed to the duties and powers of such office. The Deputy Chief Executive Officer shall do and perform such other duties as may from time to time be assigned to him or her by the Board of Directors or by the Chief Executive Officer.
(c) Chairman of the Board of Directors. The Chairman of the Board of Directors shall preside at all meetings of the directors and shareholders and shall perform such other duties as may be assigned by the Board of Directors.
(d) Vice Chairman of the Board of Directors. In the absence of the Chairman of the Board of Directors, or in the event of his or her inability to act, the Vice Chairman of the Board of Directors shall perform the duties of the Chairman of the Board of Directors, and when so acting, shall have all the powers of and be subject to all the restrictions upon the Chairman of the Board of Directors. Upon the death, permanent disability, or resignation of the Chairman of the Board of Directors, the Vice Chairman shall become the Chairman of the Board and shall succeed to such duties and powers subject to such restrictions. The Vice Chairman of the Board of Directors shall do and perform such other duties as may from time to time be assigned to him or her by the Board of Directors or by the Chairman of the Board.
(e) President. The President shall keep the Board of Directors fully informed. He or she may sign and execute all authorized bonds, contracts, notes, drafts, checks, acceptances or other obligations in the name of the Corporation, and with the Secretary he or she may sign all certificates of shares in the capital stock of the Corporation. The President shall do and perform such other duties as may from time to time be assigned to him or her by the Board of Directors or by the Chief Executive Officer.
(f) Executive Vice-President. In the absence of the President or in the event of his or her inability or refusal to act, the Executive Vice-President (or in the event there be more than one Executive Vice-President, the Executive Vice-Presidents in the order designated, or in the absence of any designation, then in the order of their election) shall perform the duties of the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President. The Executive Vice-Presidents shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.
(g) Secretary. The Secretary shall attend all meetings of the Board of Directors and all meetings of the Shareholders and record all the proceedings of the meetings of the Corporation and of the Board of Directors in a book to be kept for that purpose and shall perform like duties for the standing committees when required. He or she shall give, or cause to be given, notice of all meetings of the shareholders and special meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors or Chief Executive Officer, under whose supervision he or she shall be. He or she shall have custody of the corporate seal of the Corporation and he or she, or an assistant secretary, shall have authority to affix the same to any instrument requiring it and when so affixed, it may be attested by his or her signature or by the signature of such assistant secretary. The Board of Directors may give general authority to any other officer to affix the seal of the Corporation and to attest the affixing by his or her signature.
(h) Assistant Secretary. The Assistant Secretary, or if there be more than one, the assistant secretaries in the order determined by the Board of Directors (of if there be no such determination, then in the order of their election), shall, in the absence of the Secretary or in the event of his or her inability or refusal to act, perform the duties and exercise the powers of the Secretary and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

(i) Treasurer. The Treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all monies and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors. He or she shall disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render regular meetings, or when the Board of Directors so requires, an account of all his or her transactions as Treasurer and of the financial condition of the Corporation. If required by the Board of Directors, he or she shall give the Corporation a bond (which shall be renewed every six years) in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of his or her office and for the restoration to the Corporation, in case of his or her death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his or her possession or under his or her control belonging to the Corporation.
(j) Assistant Treasurer. The Assistant Treasurer, or if there shall be more than one, the assistant treasurers in the order determined by the Board of Directors (or if there be no such determination, then in the order of their election), shall, in the absence of the Treasurer or in the event of his or her inability or refusal to act, perform the duties and exercise the powers of the Treasurer and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.
(k) For purposes of this Section 6, "disability" shall mean the significant impairment, resulting from any physical or mental condition, of the Chief Executive Officer's ability to perform his or her duties, for a period of six or more consecutive months.
Section 7. Voting Securities of Corporation. Unless otherwise ordered by the Board of Directors, the Chief Executive Officer shall have full power and authority on behalf of the Corporation to attend and to act and vote at any meetings of security holders of corporations in which the Corporation may hold securities, and at such meetings shall possess and may exercise any and all rights and powers incident to the ownership of such securities which the Corporation might have possessed and exercised if it had been present. The Board of Directors by resolution from time to time may confer like powers upon any other person or persons.
ARTICLE V
CERTIFICATES OF STOCK
Section 1. Certificated or Uncertificated Shares.
(a) The shares of the Corporation's stock shall be evidenced by certificates for shares of stock in such form as the Board of Directors may from time to time prescribe, provided that the Board of Directors may authorize the issue of some or all of the shares of any or all of the Corporation's classes or series of stock without certificates. Any such authorization shall not affect shares already represented by a certificate until the certificate is surrendered to the Corporation. Except as expressly provided by law, there shall be no differences in the rights and obligations of shareholders based on whether or not their shares are represented by certificates.
(b) In the case of uncertificated shares, within a reasonable time after the issuance or transfer thereof, the Corporation shall send the shareholder a written information statement containing: (i) the name of the Corporation and a statement that the Corporation is organized under the laws of the State of Georgia; (ii) the name of the person to whom the uncertificated shares have been issued or transferred; (iii) the number and class of shares, and the designation of the series, if any, to which the information statement relates; and (iv) if applicable, a statement as to the existence of any restrictions on transfer or registration of transfer of the shares. The information statement shall also contain the following statement: "This information statement is merely a record of the rights of the addressee as of the time of its issuance. Delivery of this information statement, by itself, confers no right on the recipient. This information statement is neither a negotiable instrument nor a security."
Section 2. Lost Certificates. The Board of Directors may direct that a new certificate or, in the event that the Board of Directors has authorized the issuance of shares of the relevant class or series of stock without certificates, an information statement described in Section 1(b) of this Article be issued in place of any certificate theretofore issued by the Corporation and alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate or, in the case of uncertificated shares, an information statement, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate, or his or her legal representative, to advertise the same in such manner as it shall require and/or to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen or destroyed.
Section 3. Transfers of Stock.
(a) Transfers of shares of the capital stock of the Corporation shall be made only on the books of the Corporation by the record holder thereof, or by his or her duly authorized attorney, or with a transfer clerk or transfer agent appointed as in Section 5 of this Article, and in the case of certificated shares, only on surrender of the certificate or certificates representing such shares, properly endorsed or accompanied by a duly executed stock transfer power and the payment of all taxes thereon. Upon receipt of proper transfer instructions from the record holder of uncertificated shares of stock, which may be in the form of a properly endorsed information statement described in Section 1(b), and the payment of all taxes thereon, such uncertificated shares shall be cancelled and issuance of new equivalent shares shall be made to the person entitled thereto and the transaction shall be recorded in the books of the Corporation.
(b) The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and for all other purposes, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by law.
(c) Certificated shares of capital stock may be transferred by delivery of the certificates thereof, accompanied either by an assignment in writing on the back of the certificates or by separate stock power to sell, assign and transfer the same, signed by the record holder thereof, or by his or her duly authorized attorney in fact. Uncertificated shares of capital stock may be transferred by delivery of written instructions, which may be in the form of a properly endorsed information statement described in Section 1(b), or by separate stock power to sell, assign and transfer the same, signed by the record holder thereof, or by his or her duly authorized attorney in fact, or by electronic transfer instructions from the broker authorized by the record holder or by his or her duly authorized attorney in fact. No transfer of certificated or uncertificated shares shall affect the right of the Corporation to pay any dividend upon the stock to the holder of record as the holder in fact thereof for all purposes, and no transfer shall be valid, except between the parties thereto, until such transfer shall have been made upon the books of the Corporation as herein provided.
(d) The Board may, from time to time, make such additional rules and regulations as it may deem expedient, not inconsistent with these Bylaws or the Articles of Incorporation, concerning the issue, transfer, and registration of certificates for shares or uncertificated shares of the capital stock of the Corporation.
Section 4. Record Date. In order that the Corporation may determine the shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or to demand a special meeting, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the proposal of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than 70 days and, in case of a meeting of shareholders, not less than 10 days prior to the date on which the particular action requiring such determination of shareholders is to be taken. If no record date is fixed by the Board for the determination of shareholders entitled to notice of and to vote at any meeting of shareholders, the record date shall be at the close of business on the day next receding the day on which the notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. If no record date is fixed for other purposes, the record date shall be at the close of business on the day next preceding the day on which the Board of Directors adopts the resolution relating thereto. A determination of Shareholders of record entitled to notice of or to vote at a meeting of shareholders shall apply to any adjournment of the meeting unless the Board of Directors shall fix a new record date for the adjourned meeting, which it shall do if the meeting is adjourned to a date more than 120 days after the date fixed for the original meeting.

Section 5. Transfer Agent and Registrar. The Board of Directors may appoint one or more transfer agents or one or more transfer clerks and one or more registrars, and may require all certificates of stock to bear the signature or signatures of any of them.
ARTICLE VI
GENERAL PROVISIONS
Section 1. Dividends. Dividends upon the capital stock of the Corporation, subject to the provisions of the Articles of Incorporation, if any, may be declared by the Board of Directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property, or in shares of the Corporation's capital stock, subject to the provisions of the Articles of Incorporation and applicable law. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purpose as the directors shall think conducive to the interest of the Corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.
Section 2. Fiscal Year. The fiscal year of the Corporation shall be fixed by resolution of the Board of Directors.
Section 3. Seal. The corporate seal shall have inscribed thereon the name of the Corporation, the year of its organization and the words "Corporate Seal" and "Georgia." The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise. In the event it is inconvenient to use such a seal at any time, the signature of the Corporation followed by the word "Seal" enclosed in parentheses shall be deemed the seal of the Corporation.
Section 4. Annual Statements. Not later than four months after the close of each fiscal year, and in any case prior to the next annual meeting of shareholders, the Corporation shall prepare:
(a) A balance sheet showing in reasonable detail the financial condition of the Corporation as of the close of its fiscal year, and
(b) A profit and loss statement showing the result of its operations during its fiscal year.
Upon written request, the Corporation promptly shall mail to any shareholder of record a copy of the most recent such balance sheet and profit and loss statement.
Section 5. Business Combinations With Interested Shareholders. All of the requirements and provisions of Article llA, Chapter 2, Title 14 of the Georgia Business Corporation Code of the Official Code of Georgia Annotated, or as the same may be amended or re-codified from time to time, shall apply to the Corporation.
Section 6. Shareholders' Right to Inspect Records. To the extent such limitation is permitted by law, a shareholder owning two percent or less of the outstanding shares of the Corporation shall have no right to inspect or copy excerpts from minutes of any meeting of the Board of Directors, records of any action of a committee of the Board of Directors while acting in place of the Board of Directors on behalf of the Corporation, minutes of any meeting of the shareholders, records of action taken by the shareholders or the Board of Directors without a meeting, the accounting records of the Corporation, and the record of shareholders.
Section 7. Interpretation and Application of the Bylaws. To the fullest extent permitted by law and except as otherwise expressly provided by these Bylaws, the Board of Directors (or any other person or body authorized by the Board of Directors) shall have the power and authority to interpret these Bylaws and make any and all determinations necessary or appropriate to apply any provision of these Bylaws to any persons, facts or circumstances. Any such interpretation or determination made in good faith by the Board of Directors (or any other person or body authorized by the Board of Directors) shall be conclusive and binding all persons, including the Corporation and its shareholders.

ARTICLE VII
INDEMNIFICATION OF DIRECTORS & OFFICERS
Section 1. Indemnification. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (including, but not limited to, any action, suit or proceeding by or in the right of the Corporation), whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was a director, advisory director, officer, employee or agent of the Corporation or is or was acting at the request of the Corporation, or who was serving as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, and shall advance expenses to such person reasonably incurred in connection therewith, to the fullest extent permitted by the relevant provisions of the Georgia Business Corporation Code, as such law presently exists or hereafter may be amended.
Section 2. Purchase of Insurance. The Board of Directors may authorize the Corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan, or other enterprise against liability asserted against him or her or incurred by him or her in any such capacity or arising out of his or her status as such whether or not the Corporation would have the power to indemnify him or her against such liability under the provisions of this Article VII or the Georgia Business Corporation Code.
ARTICLE VIII
ADVISORY DIRECTORS
The Board of Directors of the Corporation may at its annual meeting, or from time to time thereafter, appoint any individual to serve as a member of an Advisory Board of Directors of the Corporation. Any individual appointed to serve as a member of an Advisory Board of Directors of the Corporation shall be permitted to attend all meetings of the Board of Directors and may participate in any discussion thereat, but such individual may not vote at any meeting of the Board of Directors or be counted in determining a quorum for such meeting. It shall be the duty of members of the Advisory Board of Directors of the Corporation to advise and provide general policy advice to the Board of Directors of the Corporation at such times and places and in such groups and committees as may be determined from time to time by the Board of Directors, but such individual shall not have any responsibility or be subject to any liability imposed upon a director or in any manner otherwise deemed a director. The compensation paid to members of the Advisory Board of Directors shall be determined from time to time by the Board of Directors of the Corporation. Each member of the Advisory Board of Directors, except in the case of his or her earlier death, resignation, retirement, disqualification or removal, shall serve until the next succeeding annual meeting of the Board of Directors and thereafter until his or her successor shall have been appointed.
ARTICLE IX
AMENDMENTS
The Board of Directors shall have power to amend or repeal the Bylaws or adopt new Bylaws, but any Bylaws adopted by the Board of Directors may be altered, amended or repealed, and new Bylaws adopted, by the shareholders. The shareholders may prescribe that any Bylaw or Bylaws adopted by them shall not be altered, amended or repealed by the Board of Directors. Action by the shareholders with respect to Bylaws shall be taken by an affirmative vote of a majority of the voting power of all shares entitled to elect directors, and action by the directors with respect to Bylaws shall be taken by an affirmative vote of a majority of all directors then holding office.